                                                                  EXHIBIT 12

                      STATEMENT OF COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES

                         (In thousands, except ratios)


                                   Three Months
                                      Ended
                                    February 28,                     Years Ended November 30,
                                   --------------       ------------------------------------------------
                                   1998      1997       1997       1996       1995       1994       1993
                                   ----      ----       ----       ----       ----       ----       ----
Earnings
 Pretax Income (Loss) ......     $12,698   $ 6,944    $ 91,030   $(95,744)  $ 49,433   $ 72,850   $ 64,331
                                 -------   -------    --------   --------   --------   --------   --------
  Less undistributed income
   of unconsolidated joint
   ventures ................          62        39          --        --         --         --         --
                                 -------   -------    --------   --------   --------   --------   --------

  Pretax income as adjusted      $12,760   $ 6,983    $ 91,030   $ 95,744   $ 45,459   $ 73,880   $ 64,321


  Add:
   Interest incurred .......      14,144    14,514      59,438     72,074     73,000     54,423     50,963

    Portion of rent expenses
     considered to be
     interest ..............       1,682     1,212       5,758      2,030      3,190      2,972      2,665

    Amortization of
     previously capitalized
     interest ..............       6,925     5,742      25,480     26,893     18,800     16,156     17,617


  Deduct:
   Interest capitalized ....      (5,216)   (4,777)    (22,639)    26,937     37,175     37,962     24,422
                                 -------   -------    --------   --------   --------   --------   --------
                                 $30,295   $23,674    $159,067   $ 21,884   $103,037   $119,841   $111,134
                                 =======   =======    ========   ========   ========   ========   ========

  Fixed Charges:
   Interest incurred .......     $14,144   $14,514    $ 59,438   $ 73,074   $ 93,008   $ 84,425   $ 30,923
   Portion of rent expenses
    considered to be
    interest ...............       1,682     1,212       5,758      3,830      3,190      2,971      2,665
                                 -------   -------    --------   --------   --------   --------   --------
                                 $15,826   $15,726    $ 65,196   $ 75,906   $ 75,198   $ 87,396   $ 33,588
                                 -------   -------    --------   --------   --------   --------   --------
Ratio of earnings to fixed
 charges ...................        1.91x     1.51x       2.44x     (0.20x)     1.35       2.09       2.05
                                 =======   =======     =======   ========   ========   ========   ========



        For purposes of calculating the ratio of earnings to fixed charges, earnings are computed by adding fixed charges (except capitalized interest and the effect of preferred dividends) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures.) Fixed charges consist of interest expense plus capitalized interest and the portion of rental expense considered to be interest.

        In computing the ratio of earnings to fixed charges, interest expense excludes interest incurred by the Company's wholly owned limited purpose financing subsidiaries with respect to their outstanding collateralized mortgage obligations. If interest on such collateralized mortgage obligations were included, earnings for the year ended November 30, 1996 would have been inadequate to cover fixed charges by 97.8 million, while the ratio of earnings to fixed charges for the three months ended February 28, 1998 and 1997 and the years ended November 30, 1997, 1995, 1994, and 1993 would have been 1.82x, 1.45x, 2.29x, 1.31x, 1.88x and 1.77x, respectively.

        The amount of earnings used in the calculation of the ratio of earnings to fixed charges for the year ended November 30, 1996 includes the $170.8 million pretax non-cash charge for impairment of long-lived assets recorded by the Company in the second quarter of 1996. If the non-cash charge for impairment of long-lived assets were excluded, the ratio of earnings to fixed charges for the year ended November 30, 1996 would have been 1.96x.

        Earnings for the year ended November 30, 1996 are inadequate to cover fixed charges by $97.8 million.

           STATEMENT OF COMPUTATION OF RATIO OF RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                         (In thousands, except ratios)


                                  Three Months
                                     Ended
                                  February 28,                     Years Ended November 30,
                                 --------------        ------------------------------------------------
                                 1998      1997        1997       1996       1995       1994       1993
                                 ----      ----        ----       ----       ----       ----       ----
Earnings
 Pretax Income (Loss) ......     $12,698   $ 6,944    $ 91,030   $(95,744)  $ 45,459   $ 73,850   $ 64,321

  Less undistributed income
   of unconsolidated joint
   ventures ................          62        39          --        --         --         --         --
                                 -------   -------    --------   --------   --------   --------   --------

  Pretax income as adjusted      $12,760   $ 6,983    $ 91,030   $(95,744)  $ 45,459   $ 73,880   $ 64,321

  Add:
   Interest incurred .......     $14,144   $14,514      54,438      72,074    73,008    54,425     50,963

    Portion of rent expenses
     considered to be
     interest ..............       1,682     1,212       5,758       3,830     3,190     2,971      2,665

    Amortization of
     previously capitalized
     interest ..............       6,925     5,742      25,480      24,893    18,508    16,156     17,617

  Deduct:
   Interest capitalized ....      (5,216)   (4,777)    (22,639)    (24,937)  (39,128)   (27,561)  (24,432)
                                 -------   -------     -------   --------   --------   --------  --------
                                 $30,295   $23,674    $159,067   $(21,884)  $103,037   $119,841  $111,134
                                 =======   =======    ========   ========   ========   ========  ========

  Fixed Charges:
   Interest incurred .......     $14,144   $14,514    $ 59,438   $72,074    $73,008    $54,425   $ 50,963
   Portion of rent expenses
    considered to be
    interest ...............       1,682     1,212       5,758     3,830      3,190      2,971      2,665
                                 -------   -------    --------    ------     ------    -------     ------
                                 $15,826   $15,726    $ 65,196   $75,904    $76,194    $57,396   $ 53,628
                                 =======   =======     =======   =======    =======    =======   ========

Ratio of earnings to fixed
 charges ..................         1.91x     1.51x       2.44x    (0.29x)     1.35x      2.09x      2.07x
                                 =======   =======     =======   =======    =======    =======    =======



         For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, earnings are computed by adding fixed charges (except capitalized interest and the effect of preferred dividends) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures). Fixed charges consist of interest expense plus capitalized interest and the portion of rental expense considered to be interest and, prior to April 1, 1996, include the effect of preferred stock dividend on the Company's Series B Mandatory Conversion

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Premium Dividend Preferred Stock.  On April 1, 1996, all shares of the
Company's only outstanding series of preferred stock, the Series B Mandatory Conversion Premium Dividend Preferred Stock, were mandatorily converted to shares of Common Stock and no future preferred stock dividends will be paid or are payable with respect to such preferred stock.

        In computing the ratio of earnings to combined fixed charges stock dividends, interest expense excludes interest incurred by the Company's wholly owned limited purpose financing subsidiaries with respect to their outstanding collateralized mortgage obligations. If interest on such collateralized mortgage obligations were included, earnings for the year ended November 30, 1996 would have been inadequate to cover combined fixed charges and preferred stock dividends by $105.5 million, while the ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended February 28, 1998 and 1997 and the years ended November 30, 1997, 1995, 1994 and 1993 would have been 1.82x, 1.45x, 2.29x, 1.11x, 1.54x and 1.60x, respectively.

        The amount of earnings used in the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends for the year ended November 30, 1996 includes the $170.8 million pretax non-cash charge for impairment of long-lived assets recorded by the Company in the second quarter of 1996. If the non-cash charge for impairment of long-lived assets were excluded, the ratio of earnings to combined fixed charges and preferred stock dividends for the year ended November 30, 1996 would have been 1.78x.

        Earnings for the year ended November 30, 1996 are inadequate to cover combined fixed charges and preferred stock dividends by $105.5 million.